UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2009

PHILIP MORRIS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 19, 2009, the Republic of Colombia, together with the Departments of Colombia and the Capital District of Bogota, along with our subsidiaries Philip Morris Colombia and Coltabaco, announced that they have signed an agreement to promote investment and cooperation with respect to the Colombian tobacco market and to fight counterfeit and contraband tobacco products. The Investment and Cooperation Agreement provides $200 million in funding to the Colombian governments over a 20-year period to address issues of mutual interest, such as combating the illegal cigarette trade, including the threat of counterfeit tobacco products, and increasing the quality and quantity of locally grown tobacco. As a result of the Investment and Cooperation Agreement, we will record a pre-tax charge of approximately $135 million (approximately $93 million after-tax) during the second quarter of 2009 equivalent to earnings per share of approximately $0.05.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

	By:	/s/ G. Penn Holsenbeck

	Name:	G. Penn Holsenbeck
	Title:	Vice President & Corporate Secretary

Date: June 19, 2009